                                                                  CONFORMED COPY



                                                                     Exhibit 2.1

================================================================================









                          AGREEMENT AND PLAN OF MERGER



                          Dated as of January 26, 2001



                                      Among


                               JOHNSON & JOHNSON,


                               HP MERGER SUB, INC.


                                       And


                                 HEARTPORT, INC.








================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   The Merger

SECTION 1.01.  The Merger ..................................................   2
SECTION 1.02.  Closing .....................................................   2
SECTION 1.03.  Effective Time ..............................................   2
SECTION 1.04.  Effects of the Merger .......................................   2
SECTION 1.05.  Certificate of Incorporation and By-laws ....................   3
SECTION 1.06.  Directors ...................................................   3
SECTION 1.07. Officers .....................................................   3

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock .....................................   3
SECTION 2.02.  Exchange of Certificates ....................................   4

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Representations and Warranties of
                  the Company ..............................................   9
SECTION 3.02.  Representations and Warranties of
                  Parent and Sub. ..........................................  31

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

SECTION 4.01.  Conduct of Business .........................................  35
SECTION 4.02.  No Solicitation .............................................  40

                                    ARTICLE V

                              Additional Agreements



                                       (i)


                                                                            Page
                                                                            ----
SECTION 5.01.  Preparation of the Form S-4 and the
                  Proxy Statement; Stockholders'
                  Meeting ..................................................  44
SECTION 5.02.  Access to Information; Confidentiality ......................  45
SECTION 5.03.  Commercially Reasonable Efforts .............................  46
SECTION 5.04.  Stock Options ...............................................  47
SECTION 5.05.  Indemnification, Exculpation and
                  Insurance ................................................  48
SECTION 5.06.  Fees and Expenses ...........................................  49
SECTION 5.07.  Public Announcements ........................................  50
SECTION 5.08.  Affiliates ..................................................  50
SECTION 5.09.  Stock Exchange Listing ......................................  50
SECTION 5.10.  Tax Treatment ...............................................  50
SECTION 5.11.  Stockholder Litigation ......................................  51
SECTION 5.12.  Rights Agreement ............................................  51
SECTION 5.13.  Convertible Notes ...........................................  51
SECTION 5.14.  Employee Matters ............................................  52
SECTION 5.15.  Stockholder Agreement Legend ................................  53

                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation
                  to Effect the Merger .....................................  53
SECTION 6.02.  Conditions to Obligations of Parent
                  and Sub. .................................................  54
SECTION 6.03.  Conditions to Obligation of the Company .....................  55
SECTION 6.04.  Frustration of Closing Conditions ...........................  56

                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01.  Termination .................................................  56
SECTION 7.02.  Effect of Termination .......................................  57
SECTION 7.03.  Amendment ...................................................  58
SECTION 7.04.  Extension; Waiver ...........................................  58

                                  ARTICLE VIII

                               General Provisions



                                      (ii)

                                                                            Page
                                                                            ----
SECTION 8.01.  Nonsurvival of Representations and
                  Warranties ...............................................  58
SECTION 8.02.  Notices .....................................................  58
SECTION 8.03.  Definitions .................................................  60
SECTION 8.04.  Interpretation ..............................................  61
SECTION 8.05.  Counterparts ................................................  62
SECTION 8.06.  Entire Agreement; No Third-Party
                  Beneficiaries ............................................  62
SECTION 8.07.  Governing Law ...............................................  62
SECTION 8.08.  Assignment ..................................................  62
SECTION 8.09.  Specific Enforcement ........................................  62
SECTION 8.10.  Severability ................................................  63

Annex I        Index of Defined Terms

Exhibit A      Form of Certificate of Incorporation of the
               Surviving Corporation

Exhibit B      Form of Affiliate Letter



                                      (iii)

                                        AGREEMENT AND PLAN OF MERGER (this
                                "Agreement") dated as of January 26, 2001, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), HP MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and HEARTPORT, INC., a Delaware corporation (the "Company").


        WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company (the "Principal Stockholders") are entering into an agreement (the "Stockholder Agreement") pursuant to which the Principal Stockholders will agree to vote, approve and adopt this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Stockholder Agreement;

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization; and

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agree ments in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   The Merger

        SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

        SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

        SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective suc cessors are duly elected and qualified, as the case may be.

        SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

        SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                (b) Cancellation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means the quotient obtained by dividing $2.72 by the Average Closing Price and rounding to the nearest 1/10,000. The "Average Closing Price" shall be an amount equal to the average per share closing price of Parent Common Stock, as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "NYSE Composite Transactions Tape") for the 20 trading days ending with the second trading day immediately preceding the Closing Date. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(e), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassifi cation, recapitalization, split, combination, exchange of shares or similar transaction.

        SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund"). Subject to Section 2.02(f), the Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by this Article II, the Exchange Fund shall not be used for any other purpose.

        (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.02(c) or 2.02(e).

        (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

        (ii) In lieu of such fractional share interests, Parent shall pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the NYSE Composite Transactions Tape.

        (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock in accordance with this Article II. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

        (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

        (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

        (j) Withholding Rights. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Exchange Agent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.


                                   ARTICLE III

                         Representations and Warranties

        SECTION 3.01. Representations and Warranties of the Company. Except as
(i) set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that to the extent it is readily apparent on the face of such exception that such exception also relates to another subsection of this Section 3.01, each such other subsection shall also be qualified by such exception) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or
(ii) described in any Company SEC Document filed and publicly available at least three business days prior to the date of this Agreement, the Company represents and warrants to Parent and Sub as follows:

                (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except where the failure to have such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent prior to the execution of this Agreement true and correct copies of its Restated Certificate of Incorporation (the "Company Certificate") and Amended and Restated By-laws (the "Company By-laws"), in each case as amended through the date hereof.

                (b) Subsidiaries. The Company does not own any capital stock or other ownership interest in any person other than short-term investments that constitute cash equivalents.

                (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on January 23, 2001, (i) 26,379,821 shares of Company Common Stock were issued and outstanding,
        (ii) 42,666 shares of Company Common Stock were held by the Company in its treasury, (iii) 10,793,615 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 6,415,233 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans ("Stock Plan Options")), (iv) 1,109,530 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock outside of the Company Stock Plans ("Non-Plan Stock Options" and, together with the Stock Plan Options, "Stock Options") (all of which shares of Company Common Stock are subject to outstanding Non- Plan Stock Options), (v) 1,652,393 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 7.25% Convertible Subordinated Notes due 2004 (the "Convertible Notes") (after giving effect to any conversion or redemption prior to January 23, 2001), (vi) no shares of Preferred Stock were issued or outstanding and (vii) 50,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement. Except as set forth above in this Section 3.01(c), at the close of business on January 23, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.01(c), there are no outstanding stock appreciation rights, "phantom" stock rights, rights to receive shares of Company Common Stock on a deferred basis or other similar rights, granted under the Company Stock Plans or otherwise. Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of January 23, 2001, of all outstanding Stock Options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.01(c), there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c) or resulting from the issuance of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding as of the date hereof or purchase rights held by participants under the Company ESPP outstanding as of the date hereof or in accordance with Section 5.04(b), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

                (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Stockholder Approval and the filing and acceptance for record of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby,
        (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under, (x) the Company Certificate or Company By-laws, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which the Company is a party or any of its properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or its properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and
        (B) any such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) applicable requirements, if any, of
        (A) the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), (B) state securities or "blue sky" laws and (C) the rules and regulations of The Nasdaq Stock Market, Inc., (4) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of

        Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

                (e) Company SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents (including, in all material respects, exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1998 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and except to the extent that information contained in any Company SEC Document has been revised, superseded or updated by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any related notes thereto) of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the

        Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), the Company has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S- 4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or
        (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement, as the case may be.

                (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this

        Agreement and except as disclosed in the Filed Company SEC Documents, since the date of the most recent financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,
        (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company to any current or former director, officer or employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed Company SEC Documents, (C) any entry by the Company into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer or employee or (2) any agreement with any current or former director, officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Benefit Agreements") or (D) any amendment to, or modification of, any Stock Option, (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP, or (vi) any material tax election or any settlement or compromise of any material income tax liability.

                (h) Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                (i) Contracts. The Company is not a party to, and none of its properties or other assets are subject to, any contract or agreement that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act. The Company is not in violation of or in default under (nor to the Knowledge of the Company does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which the Company is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has not entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of the Company that is currently in effect other than any such agreements, obligations, commitments, arrangements or understandings that, individually, has aggregate future payment or other obligations of no greater than $50,000 and, in the aggregate, have future payment or other obligations of no greater than $100,000 and other than agreements, obligations, commitments, arrangements or understandings that are disclosed in the Filed Company SEC Documents. The Company is not a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

                (j) Compliance with Laws. (i) The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws (collectively, "Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

                (ii) Except for those matters disclosed in the Filed Company SEC Documents or those matters that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse
        Effect: (A) the Company is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, there have been no Releases or, to the Knowledge of the Company, threatened Releases of Hazardous Material in, on, under or affecting such properties or any surrounding sites; (C) to the Knowledge of the Company, prior to the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported or disposed of at or from, such properties, and there were no Releases of Hazardous Material in, on, under or affecting any such properties or any surrounding sites; (D) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company, relating to or arising under Environmental Laws, and the Company has not received any notice of, or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions which could reasonably be expected to form the basis for a suit, investigation, claim, action or proceeding against or affecting the Company relating to or arising under Environmental Laws. The term "Environmental Laws" means any applicable and binding Federal, state, local or foreign laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or Permits relating to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Material" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, asbestos or asbestos- containing materials, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" shall be defined as in 42 U.S.C. Section 9601(22).

                (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment (or, in the case of any non-stock-based Benefit Plans, any amendment in any material respect) by the Company of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former officer, director or employee of the Company (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any material change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except for any Benefit Agreements that, individually, has aggregate future payment or other obligations of no greater than $50,000 and, in the aggregate, have future payment or other obligations of no greater than $100,000 and except as disclosed in the Filed Company

        SEC Documents, there exist no currently binding Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. Since January 1, 1998, the Company has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Benefit Plans. The Company has made available to Parent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit Plan. To the Knowledge of the Company, each Benefit Plan has been administered in all material respects in accordance with its terms. The Benefit Plans have been administered in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

                (ii) All Pension Plans intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States

        Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. All Pension Plans maintained or contributed to by the Company required to have been approved by any foreign Governmental Entity have been so approved; no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a true and complete copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true and complete list of all Pension Plan amendments as to which a favorable determination letter has not yet been received.

                (iii) Neither the Company nor any Commonly Controlled Entity has
        (A) maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

                (iv) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except for failures to file or distribute that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has received no notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

                (v) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                (vi) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its employees has engaged that could subject the Company or any of its employees, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) neither the Company nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the Knowledge of the Company, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any

        Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

                (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Benefit Plan that is an employee welfare benefit plan is (A) unfunded, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company at any time after the Effective Time. The Company complies in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code. The Company does not have any material obligations for retiree health or life insurance benefits under any Benefit Plan.

                (viii) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time) will (A) entitle any current or former director, officer or employee of the Company to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or (C) result in any breach or violation of, or a default under, any Benefit Plan. The total amount of all payments and the fair market value of all non-cash benefits that may become payable or provided to any employee, officer, director or consultant of the Company under the Benefit Agreements (assuming for such purpose that such individuals' employment were terminated immediately following the Effective Time) will not exceed the amount set forth in

        Section 3.01(l)(viii) of the Company Disclosure Schedule.

                (ix) The Company does not have any material liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company.

                (m) No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) by or for the benefit of any officer, director or employee of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross Up Payment") in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross Up Payment. Section 3.01(m) of the Company Disclosure Schedule sets forth (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and each other disqualified individual (defined as set forth above) whose Stock Options will vest pursuant to their terms in connection with this Agreement or the Merger and (ii) the estimated maximum amount that could be paid or provided to each Primary Company Executive as a result of the Merger or the other transactions contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time).

                (n) Taxes. The Company has timely filed all tax returns and reports required to be filed by it, and all taxes required to be paid by the Company have either been paid by it or are reflected in accordance with GAAP as a reserve for taxes on the most recent financial statements included in the Filed Company SEC Documents, and all such returns and reports are complete and correct in all material respects (provided, that no such return or report shall be considered to be incorrect or incomplete on account of an amount of unpaid taxes for which a reserve for taxes on the aforementioned financial statements has been established), or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to pay or to have extensions granted that remain in effect individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. All taxes required to be withheld by the Company have been withheld and have been (or will be) duly and timely paid to the proper governmental authority. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company have not been examined by the IRS. All assessments for material taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved on the Company's financial statements in accordance with GAAP. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts. The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Entity or any obligation to pay taxes imposed on any entity for which the Company is liable as a result of any indemnification provision or other contractual obligation.

                (o) Title to Properties. (i) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as presently conducted and as currently proposed by management of the Company to be conducted. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company to conduct its business as presently conducted and as currently proposed by management of the Company to be conducted.

                (ii) The Company has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all such leases in all material respects.

                (p) Intellectual Property. (i) Subject to Section 3.01(p)(ii), the Company owns, or is validly licensed or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technical know-how and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company free and clear of all Liens.

                (ii) No claims are pending or, to the Knowledge of the Company, threatened that the Company is infringing (including with respect to the manufacture, use or sale by the Company of its commercial products) the rights of any person with regard to any Intellectual Property Right which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no person or persons are infringing the rights of the Company with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                (iii) No claims are pending or, to the Knowledge of the Company, threatened with regard to the Company's ownership of any of its Intellectual Property Rights which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                (iv) Section 3.01(p)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents, registered trademarks and applications therefor owned by or licensed to the Company. All patents and patent applications listed in
        Section 3.01(p)(iv) of the Company Disclosure Schedule are owned by the Company free and clear of all Liens. The patent applications listed in
        Section 3.01(p)(iv) of the Company Disclosure Schedule are pending and have not been abandoned, and have been and continue to be timely prosecuted. All patents, registered trademarks and applications therefor owned by or licensed to the Company have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(p)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been timely paid to continue all such rights in effect. None of the patents listed in Section 3.01(p)(iv) of the Company Disclosure Schedule has expired or has been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than as have not had or could not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no published patents, patent applications, articles or other prior art references that could affect the validity of any patent listed in Section 3.01(p)(iv) of the Company Disclosure Schedule. Each of the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company. Each inventor of the patents and patent applications listed in
        Section 3.01(p)(iv) of the Company Disclosure Schedule has executed an agreement with the Company obligating such inventor to assign the entire right, title and interest in and to such patent or patent application, and inventions embodied and claimed therein, to the Company, and, to the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company under such agreement with the Company.

                (v) Section 3.01(p)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property Rights (i) granted to the Company (other than software licenses for generally available software and except pursuant to employee proprietary inventions agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company in the ordinary course of business), or (ii) granted by the Company to any other person.

                (vi) No material trade secret of the Company has been published or disclosed by the Company or, to the Knowledge of the Company, by any other person to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

                (q) Voting Requirements. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                (r) State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Stockholder Agreement, the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreement.

                (s) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Dean Witter & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

                (t) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley Dean Witter & Co. dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

                (u) Development, Distribution, Marketing, Supply and Manufacturing Agreements. Section 3.01(u) of the Company Disclosure Schedule sets forth a complete and accurate list of all contracts or agreements (whether or not in written form), to which the Company is a party as of the date hereof or with respect to which the Company has any ongoing obligations as of the date hereof, in each case relating to the research, development, distribution, training, sale, license, marketing and supply of components for, and manufacturing by third parties of, the Company's products or products licensed by the Company, other than any such agreements or contracts that, individually, has aggregate future payment or other obligations of no greater than $75,000 and, in the aggregate, have future payment or other obligations of no greater than $150,000, none of which has a remaining term of greater than one year. The Company has made available to Parent true and complete copies of all such contracts.

                (v) Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement, dated as of April 25, 1996, as amended, between the Company and Boston Equiserve Limited Partnership, formerly The First National Bank of Boston, as rights agent (the "Rights Agreement") to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, (ii) ensure that (y) none of Parent, Sub or any other subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur, in either case of (y) and (z), solely by reason of the execution of this Agreement or the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

                (w) Regulatory Compliance. (i) As to each product subject to the Federal Food, Drug, and Cosmetic Act of 1938, as amended ("FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, or similar Legal Provisions in any foreign jurisdiction (each such product, a "Medical Device") that is manufactured, tested, distributed and/or marketed by the Company, such Medical Device is being manufactured, tested, distributed and/or marketed in compliance with all applicable requirements under FDCA, the FDA regulations promulgated thereunder, and such similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failures to be in compliance which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's products or (B) otherwise alleging any violation of any Legal Provision by the Company.

                (ii) No Medical Devices have been recalled, withdrawn, suspended or discontinued by the Company in the United States or outside the United States (whether voluntarily or otherwise), other than any such recalls, withdrawals, suspensions or discontinuations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. No proceedings in the United States and outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Medical Devices are pending against the Company, nor have any such proceedings been pending at any prior time.

                (iii) Neither the Company nor any officer, employee nor, to the Knowledge of the Company, agent of the Company, in each case acting on behalf of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. ss. 335a(b) or any similar Legal Provision.

                (iv) The Company has not received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company, or commenced, or threatened to initiate, any action to enjoin production at any facility of the Company which has had or could reasonably be expected to have a Material Adverse Effect.

                SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as now being conducted, except where the failure to have such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company prior to the execution of this Agreement true and correct copies of its Restated Certificate of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

                (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated by this Agreement by Parent and Sub have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, does not require the approval of the holders of any shares of capital stock of Parent. All outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock which may be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be) duly authorized, validly issued, fully paid and nonassessable and, in the case of shares of Parent Common Stock which may be issued pursuant to this Agreement, will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under (x) the Restated Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which Parent or Sub is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act, (2) the filing with the SEC of (A) the Form S-4 and (B) any such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                (c) Parent SEC Documents. Parent has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since January 1, 1998 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and except to the extent that information contained in any Parent SEC Document has been revised, superseded or updated by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

                (e) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                (f) Tax Matters. Neither Parent, Sub nor any Affiliate of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

                SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, except (x) as set forth in Section 4.01(a) of the Company Disclosure Schedule, (y) as specifically contemplated by any other provision of this Agreement or (z) to the extent that Parent shall otherwise consent in advance in writing, carry on its businesses in the ordinary course consistent with past practice (including in respect of research and development activities and programs) and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not, without Parent's prior written consent:

                (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except repurchases of unvested shares at cost in connection with the termination of any employee or service provider as permitted by stock option or purchase agreements in effect on the date hereof;

                (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (x) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding on the date hereof and in accordance with their terms on the date hereof and (y) the issuance of shares of Company Common Stock pursuant to the Company ESPP in accordance with Section 5.04(b));

                (iii) amend or propose to amend the Company Certificate or the Company By-laws;

                (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a purchase price in excess of $75,000 or, in the aggregate, have a purchase price in excess of $150,000, except for purchases of components or supplies in the ordinary course of business consistent with past practice;

                (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except sales of inventory and used equipment in the ordinary course of business consistent with past practice; provided, however, that the Company shall be allowed to sublease its leasehold interests without the prior consent of Parent;

                (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $100,000 at any time outstanding, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in the ordinary course of business consistent with past practice;

                (vii) make any new capital expenditure or expenditures which, individually, is in excess of

        $75,000 or, in the aggregate, are in excess of $150,000;

                (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any indebtedness, (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect any confidentiality, standstill or similar agreements to which the Company is a party;

                (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

                (x) enter into any contracts, agreements, binding arrangements or understandings relating to the research, development, distribution, training, sale, license, marketing and supply of components for, or manufacturing by third parties of, the Company's products or products licensed by the Company, other than any such contracts, agreements, arrangements or understandings that, individually, has aggregate future payment or other obligations of no greater than $75,000 and, in the aggregate, have future payment or other obligations of no greater than $150,000, all of which have a term of no greater than one year or are terminable by the Company by notice of not more than 60 days without payment of any penalty and other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

                (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving the Company and one or more of its current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of the Company), (C) pay any benefit or amount not required under any Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) other than as contemplated in Section 5.04, take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

                (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business consistent with past practice;

                (xiii) form any subsidiary of the Company;

                (xiv) revalue any material assets of the Company or, except as required by GAAP, make any change in accounting methods, principles or practices;

                (xv) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company; or

                (xvi) authorize any of, or commit or agree to take any of, the actions described in Section 4.01(a)(i) through (xv).

                (b) Other Actions. The Company, Parent and Sub shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

                (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

                (d) Certain Tax Matters. From the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed;
(iii) the Company will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any material action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax and will not settle or compromise any such Action without Parent's prior written consent; and (v) the Company will not make any material tax election without Parent's prior written consent; provided, that Parent shall use reasonable efforts to timely respond to a written request by the Company to make any such material tax election.

                SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any officer, director or employee of the Company or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by the Company (collectively, "Representatives") to, directly or indirectly through another person (i) solicit, initiate or encourage, or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be a breach of this Section 4.02(a) by the Company. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel who may be the Company's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and subject to compliance with Section 4.02(c) and after giving Parent written notice of such determination, (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

                The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of a business that constitutes 15% or more of the revenues, net income, or the assets of the Company, or 15% or more of the Company Common Stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the Company Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company pursuant to which any person or the shareholders of any person would own 15% or more of the Company or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

                The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, 75% or more of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 75% or more of the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) (i) to be more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) that is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                (b) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation, or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the

Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 4.02, make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel who may be the Company's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law; provided, however, that (i) no Company Adverse Recommendation Change may be made until after the fifth business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five business day period). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

                (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and material details (including any change to the terms thereof) of any such Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any person that describes any of the terms or conditions of any Takeover Proposal.

                (d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or
(y) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

                                    ARTICLE V

                              Additional Agreements

                SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders' Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between any of their respective advisors and representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

                (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date following the date of this Agreement for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

                SECTION 5.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Secrecy Agreement dated as of September 22, 1999, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause it officers, employees, accountants, counsel, financial advisors and other representatives and controlled Affiliates to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.04 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

                SECTION 5.03. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholder Agreement, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Stockholder Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Stockholder Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any other transactions contemplated by this Agreement and the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent or its subsidiaries or the Company.

                SECTION 5.04. Stock Options. (a) Neither Parent nor the Surviving Corporation shall assume any Stock Options in connection with the transactions contemplated by this Agreement. Accordingly, pursuant to the terms of the Company's 1993 Stock Option Plan, 1996 Stock Option Plan and 1999 Supplemental Stock Option Plan (collectively, and together with the Company ESPP, the "Company Stock Plans"), (i) each outstanding Stock Plan Option shall automatically accelerate so that each such Stock Plan Option shall, immediately prior to the Effective Time, become fully exercisable for all of the shares of Company Common Stock at the time subject to such Stock Plan Option and may be exercised by the holder thereof for any or all of such shares as fully-vested shares of Company Common Stock and (ii) upon the Effective Time, all outstanding Stock Plan Options, to the extent not exercised prior to the Effective Time, shall terminate and shall cease to be outstanding. In addition, as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if applicable, the person or persons with the requisite authority under the Non-Plan Stock Options) shall adopt such resolutions or take such other actions (including, if necessary, obtaining any required consents from holders) as may be required to cause (i) each outstanding Non-Plan Stock Option to be, immediately prior to the Effective Time, fully exercisable for all of the shares of Company Common Stock at the time subject to such Non-Plan Stock Option, and exercisable by the holder thereof for any or all of such shares as fully-vested shares of Company Common Stock and (ii) upon the Effective Time, all outstanding Non-Plan Stock Options, to the extent not exercised prior to the Effective Time, shall terminate and shall cease to be outstanding.

                (b) The rights of participants in the Company's Employee Stock Purchase Plan (the "Company ESPP") with respect to any offering underway immediately prior to the Effective Time shall be determined in accordance with the provisions of Section VII.G. of the Company ESPP as in effect as of the date of this Agreement. Each share of Company Common Stock purchased under such offering shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio, without issuance of certificates representing issued and outstanding shares of Company Common Stock to participants under the Company ESPP. As of the Effective Time, the Company ESPP shall be automatically terminated in accordance with Section IX.B.(iii) of the Company ESPP.

                SECTION 5.05. Indemnification, Exculpation and Insurance. (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed in all respects by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this
Section 5.05.

                (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's officers' and directors' liability insurance policy (a true and complete copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable in any material respect to such directors and officers; provided further, however, that in satisfying its obligation under this Section 5.05(c) Parent shall not be obligated to pay aggregate premiums in excess of 200% of the amount paid by the Company in its last full fiscal year (which premiums are hereby represented and warranted by the Company to be $115,139), it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

                (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and
(ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                SECTION 5.06. Fees and Expenses. (a) Except as provided in paragraph (b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act.

                (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e) or (ii) (A) a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) this Agreement is terminated by either Parent or the Company pursuant to either Section 7.01(b)(i) without a vote at the Stockholders' Meeting having been taken or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $5.75 million (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause (i) above, on the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, on the date of the first to occur of such events referred to in clause (ii)(C).

                (c) The Company acknowledges and agrees that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                SECTION 5.07. Public Announcements. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                SECTION 5.08. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent at least 15 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

                SECTION 5.09. Stock Exchange Listing. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                SECTION 5.10. Tax Treatment. Each of Parent, Sub and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.02(d) and 6.03(c), including by executing the letters of representation referred to therein. Neither Parent, Sub nor the Company is presently aware of any condition or circumstance that would make it unable to deliver the letters of representation referred to therein in customary form and substance.

                SECTION 5.11. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Stockholder Agreement; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

                SECTION 5.12. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) requested by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement to purchase Series A Junior Participating Preferred Stock of the Company, inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent,
(a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

                SECTION 5.13. Convertible Notes. (a) The Company shall deliver, or shall cause to be delivered, in accordance with the terms of the Indenture dated as of April 15, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), relating to the Convertible Notes, to the Trustee and to each Noteholder (as defined in the Indenture) as promptly as practicable after the date hereof but in no event less than 15 days prior to the Effective Time, the notice required by Section 15.10 of the Indenture.

                (b) The Company shall, as promptly as possible after the Effective Time, execute a supplemental indenture to the Indenture, that shall give effect to the provisions of Sections 3.5(e) and 15.6 of the Indenture. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder within 20 days after the execution thereof in accordance with the terms of Section 15.6 of the Indenture.

                (c) The Company shall take all such further actions as may be necessary to comply with all of the terms and conditions of the Indenture.

                SECTION 5.14. Employee Matters. (a) For a period of not less than one year after the Effective Time, employees of the Company who continue their employment after the Effective Time shall be provided base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate to those provided for such employees as of the date hereof. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

                (b) Parent shall cause the Surviving Corporation to recognize the service of each employee of the Company who continues employment through the Effective Time as if such service had been performed with Parent (i) for purposes of eligibility and vesting (but not benefit accrual) under Parent's defined benefit pension plan, (ii) for purposes of eligibility for vacation under Parent's vacation program and (iii) for benefit accrual purposes under Parent's severance plan (in the case of each of clauses (i), (ii) and (iii), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.

                (c) The Company shall not take any action on or prior to the Effective Time in relation to any contract or understanding with any European-based employees that could result in any liability for redundancy or unfair dismissal as of the Effective Time.

                (d) The Company shall comply with all obligations to notify and consult with recognized employee representatives in connection with the transactions contemplated by this Agreement.

                (e) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                (f) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

                SECTION 5.15. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF HEARTPORT, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF JANUARY 26, 2001, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF HEARTPORT, INC.".

                                   ARTICLE VI

                              Conditions Precedent

                SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

                (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties that have used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to divest or hold separate any business or any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of Parent's subsidiaries from effectively controlling in any material respect the business or operations of the Company or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

                (d) Tax Opinion. Parent shall have received from Cravath, Swaine & Moore, counsel to Parent, on the Closing Date, an opinion dated as of the Closing Date and stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of Parent and the Company, in each case in form and substance reasonably satisfactory to such counsel.

                SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                (c) Tax Opinion. The Company shall have received from Gunderson Dettmer Stough Villeneuve Franklin &

        Hachigian, LLP, tax counsel to the Company, on the Closing Date, an opinion dated as of the Closing Date and stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Company and Parent, in each case in form and substance reasonably satisfactory to such counsel. In the event that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP does not render such opinion, such condition shall nevertheless be deemed satisfied if Cravath, Swaine & Moore, counsel to Parent, delivers such opinion to the Company.

                SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.


                                   ARTICLE VII

                        Termination, Amendment and Waiver

                SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

                (a) by mutual written consent of Parent, Sub and the Company;

                (b) by either Parent or the Company:

                        (i) if the Merger shall not have been consummated on or
                before July 26, 2001 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

                        (ii) if any Restraint having any of the effects set
                forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable; or

                        (iii) if the Stockholder Approval shall not have been
                obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                (c) by Parent, if (i) the Company shall have breached any of its representations and warranties set forth in this Agreement, which breach
        (A) would give rise to a failure of the condition set forth in Section 6.02(a) and (B) cannot be or has not been cured by the date that is 30 calendar days prior to the Outside Date or (ii) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Section 6.02(b), and (B) cannot be or has not been cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent;

                (d) by the Company, if (i) Parent shall have breached any of its representations and warranties set forth in this Agreement, which breach
        (A) would give rise to a failure of the condition set forth in Section 6.03(a) and (B) cannot be or has not been cured by the date that is 30 calendar days prior to the Outside Date or (ii) Parent shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Section 6.03(b), and (B) cannot be or has not been cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; or

                (e) by Parent, in the event that a Company Adverse Recommendation Change shall have occurred.

                SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the penultimate sentence of Section 5.02,
Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Stockholder Approval; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company or by law requires the approval of the stockholders of Parent without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               General Provisions

                SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                if to Parent or Sub, to:

                        c/o Ethicon, Inc.
                        U.S. Route #22
                        Somerville, NJ 08876

                        Telecopy No.: (908) 218-3492

                        Attention: Howard Zauberman

                with copies to:

                        Johnson & Johnson
                        One Johnson & Johnson Plaza
                        New Brunswick, NJ 08933

                        Telecopy No.: (732) 524-2788

                        Attention: Office of General Counsel
                        and

                        Cravath, Swaine & Moore
                        Worldwide Plaza
                        825 Eighth Avenue
                        New York, NY 10019

                        Telecopy No.: (212) 474-3700

                        Attention: Robert I. Townsend, III, Esq.

                if to the Company, to:

                        Heartport, Inc.
                        700 Bay Road
                        Redwood City, CA

                        Telecopy No.: (650) 482-4438

                        Attention: Casey Tansey

                with a copy to:

                        Gunderson Dettmer Stough
                        Villeneuve Franklin & Hachigian, LLP
                        733 3rd Avenue, Suite 220
                        New York, NY 10017

                        Telecopy No.: (646) 487-0970

                        Attention: Jay K. Hachigian, Esq.

                SECTION 8.03. Definitions. For purposes of this Agreement:

                (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers and other employees having primary responsibility for such matter;

                (c) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company provided, however, that in no event shall (A) changes affecting the medical devices industry generally and not specifically relating to the Company, (B) changes affecting the United States economy generally, (C) a decrease in the price of the Company Common Stock or the failure by the Company to meet or exceed Wall Street research analysts' or the Company's internal earnings or other estimates or projections, in each case in and of itself, (D) any adverse change or effect resulting from compliance by the Company with the terms of this Agreement or (E) any adverse change or effect resulting from the matters set forth in Section 8.03 of the Company Disclosure Schedule, constitute a Material Adverse Change or Material Adverse Effect;

                (d) "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that in no event shall (A) changes affecting the industries in which Parent operates generally and not specifically relating to Parent or (B) changes affecting the United States economy generally constitute a Parent Material Adverse Effect;

                (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and
Section 5.05, are not intended to confer upon any person other than the parties any rights or remedies.

                SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                SECTION 8.09. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

                SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       JOHNSON & JOHNSON,

                                       by:    /s/ Robert Darretta
                                           -------------------------------------
                                       Name:  Robert Darretta
                                       Title: Vice President, Finance
                                              and Chief Financial Officer


                                       HP MERGER SUB, INC.,

                                       by:    /s/ Howard Zauberman
                                           -------------------------------------
                                       Name:  Howard Zauberman
                                       Title: President


                                       HEARTPORT, INC.,

                                       by:    /s/ Casey M. Tansey
                                           -------------------------------------
                                       Name:  Casey M. Tansey
                                       Title: President and Chief
                                              Executive Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT




                             Index of Defined Terms


Term
----
Actions.................................................................Section 4.01(d)
Affiliate...............................................................Section 8.03(a)
Agreement......................................................................Preamble
Average Closing Price...................................................Section 2.01(c)
Benefit Agreements......................................................Section 3.01(g)
Benefit Plans...........................................................Section 3.01(k)
Certificate.............................................................Section 2.01(c)
Certificate of Merger......................................................Section 1.03
Closing....................................................................Section 1.02
Closing Date...............................................................Section 1.02
Code...........................................................................Preamble
Commonly Controlled Entity..............................................Section 3.01(k)
Company........................................................................Preamble
Company Adverse Recommendation Change...................................Section 4.02(b)
Company By-laws.........................................................Section 3.01(a)
Company Certificate.....................................................Section 3.01(a)
Company Common Stock...........................................................Preamble
Company Disclosure Schedule................................................Section 3.01
Company ESPP............................................................Section 5.04(b)
Company SEC Documents...................................................Section 3.01(e)
Company Stock Plans.....................................................Section 5.04(a)
Confidentiality Agreement..................................................Section 5.02
Convertible Notes.......................................................Section 3.01(c)
DGCL.......................................................................Section 1.01
Effective Time.............................................................Section 1.03
Environmental Laws......................................................Section 3.01(j)
ERISA...................................................................Section 3.01(l)
Exchange Act............................................................Section 3.01(d)
Exchange Agent..........................................................Section 2.02(a)
Exchange Fund...........................................................Section 2.02(a)
Exchange Ratio..........................................................Section 2.01(c)
FDA.....................................................................Section 3.01(w)
FDCA....................................................................Section 3.01(w)
Filed Company SEC Documents.............................................Section 3.01(e)
Form S-4................................................................Section 3.01(f)
GAAP....................................................................Section 3.01(e)
Governmental Entity.....................................................Section 3.01(d)
Hazardous Material......................................................Section 3.01(j)
HSR Act.................................................................Section 3.01(d)
Indenture...............................................................Section 5.13(a)
Intellectual Property Rights............................................Section 3.01(p)
IRS.....................................................................Section 3.01(l)
Knowledge...............................................................Section 8.03(b)

Legal Provisions........................................................Section 3.01(j)
Liens...................................................................Section 3.01(d)

Term
----
Material Adverse Change.................................................Section 8.03(c)
Material Adverse Effect.................................................Section 8.03(c)
Medical Device..........................................................Section 3.01(w)
Merger.........................................................................Preamble
Merger Consideration....................................................Section 2.01(c)
Non-Plan Stock Options..................................................Section 3.01(c)
Notice of Adverse Recommendation........................................Section 4.02(b)
NYSE....................................................................Section 2.01(c)
NYSE Composite Transactions Tape........................................Section 2.01(c)
Outside Date............................................................Section 7.01(b)
Parachute Gross Up Payment..............................................Section 3.01(m)
Parent.........................................................................Preamble
Parent Common Stock............................................................Preamble
Parent Disclosure Schedule.................................................Section 3.02
Parent Material Adverse Effect..........................................Section 8.03(d)
Parent SEC Documents....................................................Section 3.02(c)
Pension Plan............................................................Section 3.01(l)
Permits.................................................................Section 3.01(j)
person..................................................................Section 8.03(e)
Post-Signing Returns....................................................Section 4.01(d)
Preferred Stock.........................................................Section 3.01(c)
Primary Company Executives..............................................Section 3.01(m)
Principal Stockholders.........................................................Preamble
Proxy Statement.........................................................Section 3.01(d)
Representatives.........................................................Section 4.02(a)
Release.................................................................Section 3.01(j)
Restraints..............................................................Section 6.01(d)
Rights.....................................................................Section 5.12
Rights Agreement........................................................Section 3.01(v)
SEC.....................................................................Section 3.01(d)
Securities Act..........................................................Section 3.01(e)
Stockholder Agreement..........................................................Preamble
Stockholder Approval....................................................Section 3.01(q)
Stockholders' Meeting...................................................Section 5.01(b)
Stock Options...........................................................Section 3.01(c)
Stock Plan Options......................................................Section 3.01(c)
Sub............................................................................Preamble
subsidiary..............................................................Section 8.03(f)
Superior Proposal.......................................................Section 4.02(a)
Surviving Corporation......................................................Section 1.01
Takeover Proposal.......................................................Section 4.02(a)
taxes...................................................................Section 3.01(n)
Termination Fee.........................................................Section 5.06(b)
Trustee.................................................................Section 5.13(a)

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT




              Form of Certificate of Incorporation of the Surviving
                                   Corporation



        FIRST: The name of the corporation (hereinafter called the "Corporation") is Heartport, Inc.

        SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

        FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


        SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

        EIGHTH: Unless and except to the extent that the By- laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT




                            Form of Affiliate Letter


Dear Sirs:

                The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Heartport, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 26, 2001, among Johnson & Johnson, a New Jersey corporation ("Parent"), HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

                If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

                The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

                In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

                Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof, including filing, on a timely basis, all reports and data required to be filed by it with the SEC pursuant to Section 13 of the Exchange Act, and furnish to the undersigned upon request a written statement as to whether or not Parent has complied with such reporting requirements during the twelve months preceding any proposed sale of the Parent Common Stock by the undersigned pursuant to Rule 145. Parent hereby represents to the undersigned that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve months.

                The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

                There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:


                "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

                The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                       Very truly yours,


Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT B



[Name]                                                                    [Date]


                On                     , the undersigned sold the securities of
Johnson & Johnson, a New Jersey corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of HP Merger Sub, Inc., a Delaware corporation, with and into Heartport, Inc., a Delaware corporation.

                Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                       Very truly yours,





            [Space to be provided for description of the Securities.]